Exhibit 10.2

SUNDANCE ENERGY AUSTRALIA LTD

ACN 112 202 883

LONG TERM INCENTIVE PLAN — EXECUTIVES, DIRECTORS, EMPLOYEES AND CONSULTANTS

RESTRICTED SHARE UNITS

TERMS AND CONDITIONS

Table of Contents

1.	Definitions and Interpretation	3

2.	Awards	6

3.	Purpose of the LTI Program	6

4.	General description of the LTI Program	7

5.	RSUs	7

6.	Vesting	8

7.	Shares	8

8.	Participants	9

9.	Earning Period	9

10.	Maximum number of RSUs and Grant of RSUs	9

11.	Determination of the targets	10

12.	Requirement for continued employment or service	10

13.	Termination of employment or service	10

14.	Shareholder rights attached to RSUs	11

15.	Claw back	11

16.	Administration of the Program	12

17.	Amendments to the Terms	12

18.	Rights of Participant	12

19.	General	13

20.	Security Interests	15

21.	Governing law and jurisdiction	15

Sundance Energy Australia Limited ACN 112 202 883

Terms and Conditions — RSUs

1.                                      Definitions and Interpretation

1.1                               Definitions

In these Terms, unless the contrary intention appears:

“Acceptance Form” means a duly completed and executed document of acceptance by a LTI Recipient of an Offer in a form approved by the Board from time to time.

“Associated Company” means any body which is a related body corporate under Section 50 of the Corporations Act.

“ASX” means ASX Limited ACN 008 624 691.

“Board” means the Board of Directors of the Company as constituted from time to time.

“Change in Control” means any circumstance where Control of the Company changes from that subsisting as at the Grant Date.

“Closed Period” has the same meaning as in the Company’s Securities Trading Policy.

“Company” means Sundance Energy Australia Limited ACN 112 202 883, or its successor.

“Control” means where a person:

(a)                                 owns beneficially, directly or indirectly, more than 50% of the Company’s issued voting securities;

(b)                                 has the ability to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; or

(c)                                  otherwise controls the Company for the purposes of section 50AA of the Corporations Act.

“Corporations Act” means the Australian Corporations Act 2001 (Cth).

“Director” means a director of the Company or any Associated Company.

“Earning Period” means an earning period commencing on the first day of the Company’s Financial Year and ending on the last day of that Financial Year.

“Employee” means a person whom the Board determines to be in the full-time or part-time employment of a company in the Group as a potential LTI Recipient and for the purposes of these Terms each Director is deemed to be an Employee.

“Final Vesting Date” means the 3rd anniversary of the Grant Date.

“Financial Year” currently means each year commencing on the first day of July and ending on the 30th day of June though, upon the adoption by the Company of a different Financial Year, will mean that newly adopted Financial Year.

“Governing Law” means all laws, regulations and stock exchange listing rules governing the Group, including the Corporations Act and the Listing Rules, and any applicable US laws and regulations including federal securities law.

“Grant Date” means the date set out in the Offer, which will be on or around the date of Board approval of the grant of RSUs.

“Group” means the Company and its Associated Companies.

“Interim Vesting Date” in relation to a Financial Year during the term of a RSU means the final day of that Financial Year.

“Listing Rules” means the official listing rules of the ASX.

“LTI” means long term incentive.

“LTI Recipient” means an Employee or other individual who has been selected by the Board to receive an Offer or who has been approved for participation in the LTI Program under the Plan.

“LTI Program” means the share incentive program which forms all or part (as applicable) of the equity component of the LTI established by the Company under the Plan and for the purposes of these Terms each Director is deemed to participate in the LTI Program.

“Market Price” means, in relation to the Company, the weighted average market price of a Share sold on the ASX during one week of trading days immediately before the close of the Financial Year for which the RSUs are granted, or where the Board determines that this price does not fairly and appropriately reflect the market value of the Company as at the close of that Financial Year, the market price of a Share on such other date or period that the Board considers appropriate, as determined by the Board in good faith and in its absolute discretion, having regard to arm’s length valuation principles and generally accepted valuation methodologies. The Company must ensure that any such price determined by the Board fairly and appropriately reflects the market value of the Company.

“Offer” means an offer of RSUs made in accordance with the Plan.

“Offer Period” means the time period for the acceptance of an Offer.

“Participant” means a LTI Recipient who accepts an Offer to participate in the Plan, agrees to be bound by the Rules and has been provided with RSUs under the LTI Program.

“Person” includes a body corporate and the trustee of a trust estate.

“Plan” means the Incentive Compensation Plan for Executives established by the Company on 6 April 2011, and operated in accordance with the Rules. The Board decided in a meeting held on 6 April 2011, to establish the Plan, which includes the LTI Program.

“Qualifying Reason” means death, total and permanent disability, Redundancy, termination of the Employee without cause, or any other reason as determined by the Board in its absolute discretion.  For the avoidance of doubt, termination with cause means any right to immediate termination (including for the reasons of fraud, defalcation and/or gross misconduct in relation to the affairs of the Company or any Associated Company (whether or not charged with an offence) or doing any act which in the opinion of the Board brings the Company or any Associated Company into disrepute) and also includes sustained performance below expectations by the Employee.

“Redundancy” means the termination of the employment of the Employee by the Company or an Associated Company by reason of the relevant position of employment no longer being required or as part of a restructure or reduction in the Management or organisational structure of the Company or the Associated Company.

“RSU” means a restricted share unit each carrying a right to receive one Share issued under these Terms.

“Rules” means the rules governing the Plan, as amended from time to time.

“Section 409A” means as defined in clause 19.10.

“Security Interest” means a mortgage, charge, pledge, lien or other encumbrance of any nature.

“Settlement Date” means as defined in clause 7.2.

“Share” means a fully paid Ordinary Share in the capital of the Company which ranks equally with and has the same rights as other fully paid Ordinary Shares in the capital of the Company.

“Terms” means these terms and conditions of the RSUs.

“Termination of Employment” means the termination or cessation of employment or the holding of an office with the Company or any Associated Company (other than for the purposes of re-employment with any other company in the Group) of a Participant.

“Vesting Date” means each date on which one or more RSUs vest in accordance with these Terms.

1.2                               Interpretation

In these Terms, unless the contrary intention appears:

(a)                                 reference to any legislation or any provision of any legislation includes any modification or re-enactment of the legislation or any legislative provision substituted for, and all legislation and statutory instruments and regulations issued under, the legislation;

(b)                                 words denoting the singular include the plural and vice versa;

(c)                                  words denoting a gender include other genders;

(d)                                 words denoting an individual or persons include bodies corporate and trusts and vice versa;

(e)                                  headings are for convenience only and do not affect the interpretation of these Terms;

(f)                                   reference to a clause or paragraph is a reference to a clause or paragraph of these Terms, or the corresponding Term or Terms of the RSUs under the Plan as amended from time to time;

(g)                                  reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time; and

(h)                                 where any word or phrase is given a definite meaning in these Terms, any part of speech or other grammatical form of that word or phrase has a corresponding meaning.

2.                                      Awards

2.1                               At its sole discretion, the Board may grant you an award of RSUs, in accordance with the LTI equity component of the Company’s Plan; the Plan comprises both LTI and Short Term Incentive components.

2.2                               RSUs will be granted by the Company under the LTI Program established under the Plan as part of your LTI bonus, and in consideration of, and subject to your performance of, services to the Group, as a Director of the Company, executive or employee of, or consultant to, the Group.

2.3                               These Terms set out the general terms and conditions of the RSUs.

2.4                               The RSUs and the LTI Program are expressly subject to these Terms, the Plan and any additional terms and conditions the Board in its absolute discretion may elect to include in an Offer.  If you receive or have received any other award under the Plan, or any other equity compensation plan for any year, it will be governed by the terms and conditions of the applicable award or equity compensation, which may be different from these Terms.

2.5                               By accepting a grant of RSUs, you expressly agree to these Terms and the Plan, and any applicable Rules.

2.6                               Capitalised terms used in these Terms that are not defined in the text have the meanings set out in clause 1 above, or in the Plan.

3.                                      Purpose of the LTI Program

3.1                               The LTI Program’s objectives are to reward Directors of the Company, executives, and employees of, and consultants to, the Group (potential LTI Recipients) for achieving the Group’s long term goals, to align the interests of LTI Recipients and shareholders, to attract and retain potential LTI Recipients, and to form part of a competitive incentive package.

3.2                               The purpose of the LTI Program is to direct LTI Recipients’ attention to achieving the Company’s financial targets, and increasing the Company’s shareholder value. The

LTI Program provides potential LTI Recipients with the opportunity to receive LTI awards under the Plan in the form of RSUs.

3.3                               You may only receive RSUs under the LTI Program where you have earned an LTI award under the Plan after achieving targets and objectives under the Plan.

3.4                               RSUs do not confer upon you any right, entitlement or interest in Shares in the Company or any Associated Company or any option to acquire Shares in the Company or shares in any Associated Company, other than in accordance with these Terms.

3.5                               The manner in which RSUs will be granted to you is set out in these Terms.

3.6                               In the case of a non-executive director, the Board in its absolute discretion may grant RSUs:

(a)                                 solely to attract or retain that director or both; or

(b)                                 as part of that director’s remuneration package,

and for the purposes of these Terms that director will be deemed to have achieved targets and objectives under the Plan and to have earned an LTI award under the Plan.

4.                                      General description of the LTI Program

4.1                               The LTI Program will continue to operate until the Board in its absolute discretion decides to amend or terminate it. The Remuneration Committee will review the LTI Program at least annually, and report its findings to the Board. The first Earning Period will commence on 1 July 2010, and end on 30 June 2011, and will proceed from there on a Financial Year basis.

4.2                               The LTI Program offers the possibility of receiving Shares as an incentive, via the settlement of RSUs granted to you, if your targets set for the Earning Period are achieved.

4.3                               The Board will decide your maximum number of RSUs, in accordance with clause 10.  The actual number of RSUs awarded to you will be determined by reference to the level of achievement of your targets set for the Earning Period.

4.4                               The Board in its absolute discretion may make a written offer to grant RSUs to some or all potential LTI Recipients each year in accordance with the LTI Program, setting out the maximum number of RSUs proposed to be granted on these Terms.  Any such offer will be made as soon as reasonably practicable after the end of the previous Financial Year.

5.                                      RSUs

5.1                               The number of RSUs which may be granted to you pursuant to these Terms under the LTI Program will be communicated to you in writing, in accordance with clause 4.4.

5.2                               Each RSU gives you the unsecured right to receive, subject to these Terms, one Share in the future at a time determined in accordance with clause 7.2.

5.3                               You will not be required to pay any consideration for the issue of the Shares on settlement of your RSUs.

5.4                               The Board, in its sole and absolute discretion, may grant an award of RSUs subject to such additional terms and conditions as determined by the Board and set forth in the Acceptance Form.

6.                                      Vesting

6.1                               Subject to your continuous employment with, or other service to, the Group (as determined by the Board in its absolute discretion), the Rules and these Terms, and except as otherwise provided in your Acceptance Form, the RSUs will vest in four equal annual tranches, beginning on the Grant Date and ending on the third anniversary of the Grant Date, as follows.

Tranche	Vesting Date
Tranche 1 (25%)	Grant Date
Tranche 2 (25%)	1st anniversary of the Grant Date
Tranche 3 (25%)	2nd anniversary of the Grant Date
Tranche 4 (25%)	3rd anniversary of the Grant Date

6.2                               Any fractional Shares resulting from the application of the vesting schedule referred to in clause 6.1 will be aggregated, and the Shares resulting from such aggregation will vest on the first anniversary of the Grant Date.

6.3                               Each date on which one or more RSUs vest in accordance with these Terms is referred to as a Vesting Date.

7.                                      Shares

7.1                               Each RSU will be fully satisfied by the issue of one Share.

7.2                               Subject to clauses 7.3 and 7.5 below, prior vesting and your compliance with these Terms and the Plan, settlement of each Share will occur on the 60th day following the Vesting Date or any earlier date determined by the Board in its absolute discretion (the Settlement Date).

7.3                               If the scheduled Settlement Date falls within a Closed Period, the Board will extend that Settlement Date to a date no later than 5 business days after the end of the Closed Period, or with your approval to a later date. If you do not wish the Board to extend the Settlement Date, then before the Board does so you must:

(a)                                 request the Board in writing not to extend the Settlement Date; and

(b)                                 provide payment in cash or check acceptable to the Company prior to that Settlement Date to satisfy the supplemental taxable income withholding obligations, in accordance with clause 19.9 below.

7.4                               It is acknowledged that any extension of the Settlement Date under clause 7.3 is intended to benefit Participants and facilitate administration of the Plan, since in the usual course some of the Shares will need to be sold on the Settlement Date to satisfy the supplemental taxable income withholding obligations, and except in limited circumstances the Participants cannot sell Shares during a Closed Period. Refer to clause 19.9 below.

7.5                               If the scheduled Settlement Date falls outside a Closed Period, and despite this either the Company’s Securities Trading Policy or Australian law or both do not permit any of your Shares to be sold on the scheduled Settlement Date to satisfy the supplemental taxable income withholding obligations, you may request the Board in writing to extend the Settlement Date to a date no later than 5 business days after this restriction ends and the Shares are permitted to be sold. The Board may do so in its discretion, provided that the Board is satisfied that:

(a)                                 your Shares are not permitted to be sold on the scheduled Settlement Date to satisfy the supplemental taxable income withholding obligations;

(b)                                 the request is made in good faith; and

(c)                                  it is reasonable in the circumstances to extend the Settlement Date, having regard to any hardship to you that might arise, if you were required to provide payment in cash or check acceptable to the Company prior to that scheduled Settlement Date to satisfy the supplemental taxable income withholding obligations, in accordance with clause 19.9 below.

7.6                               You will continue to be bound by the Company’s Securities Trading Policy, and participation in the Plan will not affect or alter your obligations under that Securities Trading Policy.

8.                                      Participants

8.1                               The Board, in its absolute discretion, will determine who can participate in the LTI Program.

8.2                               Participation in the LTI Program will not affect or alter the terms of your employment.

9.                                      Earning Period

Each LTI Program Earning Period commences on the first day of the Company’s Financial Year and ends on the last day of that same Financial Year.

10.                               Maximum number of RSUs and Grant of RSUs

10.1                        The Board decides, in its absolute discretion, the maximum number of RSUs for each Financial Year by dividing the value of your LTI award under the Plan by the Market Price of the Shares, in accordance with the Plan and subject to any exceptions set out in the Plan, as follows:

10.2                        The Board will provide you with notice of the number of RSUs you have been granted, subject to these Terms, including your continued employment with, or service to, the Group.

10.3                        Generally, the Board will award grants of RSUs pursuant to this LTI Program within 4 months of the end of the relevant Financial Year with respect to the Plan, unless the Board in its absolute discretion determines that additional time is required to make this decision.

11.                               Determination of the targets

Under the Plan, the Board, in its absolute discretion, will determine the performance targets applicable during the Earning Period, as well as the principles for determining whether the targets have been achieved and how they translate into RSUs to be granted under this LTI Program on an annual basis.

12.                               Requirement for continued employment or service

12.1                        The Board will determine, in its absolute discretion, who the potential LTI Recipients of the Group are.

12.2                        Subject to clause 13, if your employment or other service in the Group has terminated before the applicable Vesting Date of the RSUs, those unvested RSUs will be forfeited, and you will not be issued Shares or any other compensation or benefit in relation to the forfeited RSUs.

12.3                        Your right to RSUs is personal to you, and RSUs are to be allotted, if at all, only to you.

12.4                        Your right to RSUs cannot be transferred.

13.                               Termination of employment or service

13.1                        Where you cease to be employed by, or otherwise providing services to, the Company or an Associated Company before the Final Vesting Date due to a Qualifying Reason:

(a)                                 vested RSUs as at the date of termination will be satisfied by the issue to you (or to your heirs and devisees in the event of your death) of one Share for each vested RSU, within 60 days of the termination of your employment or services; and

(b)                                 any unvested RSUs at the date of termination will be forfeited, subject to the Board exercising its discretion in accordance with clause 13.2 to deem some or all of those unvested RSUs to be vested and compliance with clauses 19.8 - 19.10 below (Section 409A), in which case any such deemed vested RSUs will be satisfied by the issue to you (or to your heirs and devisees in the event of your death) of one Share for each such deemed vested RSU, within 90 days of the termination of your employment or services.

13.2                        For the purposes of clause 13.1(b), when determining whether any unvested RSUs at the date of termination should be either deemed to be vested or forfeited subject to compliance with clauses 19.8 to 19.10 below (Section 409A) the Board must act in good faith, and have regard to:

(a)                                 your length of employment by, or service to, the Company or any Associated Company, and contribution to the Company or any Associated Company;

(b)                                 the circumstances of the termination of your employment by, or service to, the Company;

(c)                                  the date when the RSUs would have vested if your employment or service had not been terminated;

(d)                                 the interests of the Company or any Associated Company; and

any other matters the Board considers relevant to the exercise of its discretion.

13.3                        Where you cease to be employed by, or otherwise providing services to the Company or an Associated Company before the Final Vesting Date other than for a Qualifying Reason:

(a)                                 vested RSUs as at the date of termination will be satisfied by the issue to you of one Share for each vested RSU, within 60 days of the termination of your employment; and

(b)                                 any unvested RSUs at the date of termination will be forfeited.

14.                               Shareholder rights attached to RSUs

14.1                        You will have no rights as a shareholder with respect to any Shares until the Settlement Date of those Shares. You are not entitled to participate in any new issue to existing shareholders in the Company unless your RSUs have vested before the record date for determining entitlements to the new issue of securities, and been satisfied by the issue to you of Shares, and you participate as a result of holding Shares.

14.2                        From the Settlement Date of your Shares, you will have all rights as a shareholder, including the right to receive dividends and capital repayments, with respect to the Shares.

15.                               Claw back

The Board, in its discretion (which discretion must be exercised in good faith), reserves the right to claw back and cancel without compensation any RSUs issued under these Terms, whether vested or unvested, if any of the following conditions apply prior to the Settlement Date applying to the RSUs concerned:

(a)                                 the Company’s financial statements are required to be restated due to material non-compliance with any financial reporting requirements under Governing Law (other than a restatement due to a change in accounting rules) and:

(i)                                     as a result of such restatement, a performance measure which was a material factor in determining the award is restated; and

(ii)                                  in the opinion of the Board, a lower number of RSUs would have been granted to you based upon the restated financial results;

(b)                                 should it subsequently be found that the information or assumptions relied on by the Board in determining the award of RSUs to you under the Plan are materially erroneous;

(c)                                  in the event that there is evidence of fraud by any employee resulting in a material adverse change to the Company’s financial statements; or

(d)                                 in the event that there is a material adverse change in the circumstances of the Company.

16.                               Administration of the Program

16.1                        The Board shall administer and monitor the LTI Program and decide on all disputes or other matters relating to the LTI Program. The Board, in its absolute discretion, reserves the right to accelerate vesting of all or any portion of outstanding RSUs granted to any Participant for any reason. The Board need not take the same action with respect to all Participants or all RSUs held by any Participant.

16.2                        Where the Terms provide for a determination, decision, approval or opinion of the Board, such determination, decision, approval or opinion of the Board shall be in its absolute discretion, subject to any express obligation to act in good faith set out in these Terms.

16.3                        Any power or discretion which is conferred on the Board by these Terms may be exercised by the Board in the interests or for the benefit of the Company, and the Board is not, in exercising any such power or discretion, under any fiduciary or other obligation to any other person, subject to any express obligation to act in good faith set out in these Terms.

16.4                        The decision of the Board as to the interpretation, effect or application of these Terms will be final.

16.5                        The Board may delegate such functions and powers as it may consider appropriate, for the efficient administration of the LTI Program, to a committee made up of persons capable of performing those functions and exercising those powers.

16.6                        The Board may take and rely upon independent professional or expert advice in or in relation to the exercise of any of its powers or discretions under these Terms.

17.                               Amendments to the Terms

17.1                        The Board shall be entitled to amend these Terms, the LTI Program, the Plan and the Rules during any Earning Period subject to all applicable laws, rules and regulations.

17.2                        Any change of these Terms will not materially affect or prejudice RSUs provided to Participants at or before that time, unless approved by the affected Participants.

18.                               Rights of Participant

Nothing in these Terms:

(a)                                 confers on any Participant the right to continue as an Employee of, or consultant to, the Company or any Associated Company;

(b)                                 affects any rights which the Company or any Associated Company may have to terminate the employment or office of any Employee of, or consultant to, the Company or any other potential LTI Recipient; or

(c)                                  may be used to increase damages in any action brought against the Company or any Associated Company in respect of any such termination.

19.                               General

19.1                        The rights of the Participants with respect to RSUs and these Terms are subject to the Rules, the Plan, the Company’s Constitution, the Corporations Act and, where appropriate, the Listing Rules.

19.2                        If, at any time while RSUs are held by Participants, the issued capital of the Company is reorganised in any way, or the Company makes a bonus issue of Shares or pro rata issue of Shares or other issue of securities, the rights of the Participants may be varied either to:

(a)                                 comply with the ASX Listing Rules or other applicable rules which apply to the reconstruction or issue at the time of the reconstruction or issue; or

(b)                                 ensure that the Participants will neither be unfairly disadvantaged as a result nor receive a benefit that the holders of Shares do not receive,

or both.

19.3                        If:

(a)                                 a takeover bid is made to acquire Shares in the Company, then at any time offers under a takeover bid remain open for acceptance; or

(b)                                 any other Change in Control occurs, then prior to the consummation of the Change in Control transaction,

the Board in its absolute discretion may give written notice of the bid to the holders of RSUs, stating that:

(c)                                  all or any unvested RSUs, as determined by the Board, will vest and be fully satisfied by the issue of one Share each, on any date determined by the Board; and

(d)                                 in accordance with clause 7.2, the Settlement Date of all or any vested RSUs, as determined by the Board, will be an earlier date than the 60th day following the Vesting Date.

In connection with a takeover bid or any other Change in Control, the Board in its absolute discretion may also provide for the cancellation of outstanding RSUs and a cash payment equal to the then fair market value of the RSUs immediately prior to the closing of the Change in Control transaction.  In connection with any other corporate event (except a Change in Control), the Board in its absolute discretion may provide for the assumption or substitution of outstanding RSUs.

19.4                        Any calculations or adjustments that are required to be made under this clause 19 will be made by the Board and will, in the absence of manifest error, be final and conclusive and binding on the Company and the Participants.

19.5                        The LTI Program must operate in accordance with these Terms and the Rules which bind the Company, each Associated Company, and each LTI Recipient and Participant.

19.6                        Notwithstanding any Term or Rule, no RSU, Share or remuneration benefit (including, but not limited to, any termination benefit) may be provided if to do so would contravene any Governing Law including, without limitation, the Corporations Act or the Listing Rules.

19.7                        The Company must pay all the expenses, costs and charges incurred in operating the LTI Program and the Plan.

19.8                        As a Participant you have sole responsibility for:

(a)                                 paying any related personal income taxation, withholding tax, other taxation liability, social security contributions or other taxes or charges related to your LTI grant; and

(b)                                 complying with all social security and other reporting obligations,

in accordance with the Governing Law applicable to you in relation to the LTI Program. You should consult your own tax adviser regarding the tax consequences of participating in the LTI Program. You will need to consider your own circumstances, in light of the benefit that you are likely to receive under the LTI Program.

19.9                        Notwithstanding the foregoing, unless the Participant provides payment in cash or check acceptable to the Company prior to each Settlement Date, the Company shall automatically withhold the number of whole Shares otherwise deliverable to the Participant with a value at the conversion date equal to the minimum statutory withholding rates for federal, state, and local income taxes and employment taxes applicable to supplemental taxable income withholding obligations, or the Company shall make alternative arrangements for that number of whole Shares to be sold to satisfy those supplemental taxable income withholding obligations, which may include arranging for the Participant to sell that number of whole Shares on behalf of the Company and irrevocably authorise and direct that the proceeds be paid to the Company or the Company’s nominee, on terms acceptable to the Company.  The Participant shall promptly pay to the Company any remaining amount required to be withheld.

19.10                 To the extent applicable, the grant, vesting and settlement of RSUs awarded to any Participant are intended to satisfy the short-term deferral exception for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A).  To the extent required for compliance with Section 409A, RSUs granted under the LTI Program shall be interpreted and administered to the maximum extent possible to comply with Section 409A, including a six month delay in payment to “specified employees” payable on account of a “separation from service” each as determined under Section 409A.

19.11                 The Company or the Associated Company (as applicable) shall be entitled to deduct any withholding required or imposed by Governing Law, including without limitation Pay As You Go tax instalments, from any bonus remuneration payments or benefits provided by the Company or the Associated Company to or in respect of a Participant. For the avoidance of doubt, the Company is under no obligation to pay any taxation liability, social security contribution or other tax or charge incurred by any Participant in relation to the LTI Program, which will remain the sole responsibility of the Participant.

19.12                 For the sole purpose of calculating the remuneration of non-executive directors per annum in accordance with clause 62 of the Company’s Constitution, the value of grants of RSUs and any Shares issued in satisfaction of RSUs will be determined either by:

(a)                                 reference to the valuation ascribed to those RSUs and Shares in the Company’s remuneration report in its Annual Report for that year (being the Company’s financial year); or

(b)                                 any other reasonably appropriate valuation methodology,

and disregarding the value of any RSUs and Shares which have been taken into account by the Company under clause 62 in relation to an earlier Financial Year.

20.                               Security Interests

Participants must not and cannot grant any Security Interest in or over or otherwise dispose or deal with any RSUs or any interest in any RSU, and any such Security Interest or disposal or dealing will not be recognised in any manner by the Company.

21.                               Governing law and jurisdiction

This LTI Program and the RSUs provided to the Participants under the Terms will be governed by the laws of the State of South Australia, subject as necessary to any applicable US laws and regulations including federal securities law.